                                                                     EXHIBIT 4.1

THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED. SEE THE
     LEGENDS ON THE REVERSE HEREOF FOR A DESCRIPTION OF SUCH RESTRICTIONS.


                                    DELAWARE




                               TALITY CORPORATION

  Authorized Capital Stock: 465,001,000 shares of stock, $0.001 par value per share



                               TALITY CORPORATION




                                                             2000




---------------------------------              ---------------------------------
ROBERT P. WIEDERHOLD, PRESIDENT                DUANE W. BELL, SECRETARY



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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IN RELIANCE UPON THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION SHALL BE MADE UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HAS BEEN FURNISHED TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.